InnerWorkings Announces Agreement with Engine Capital
Two New Independent Directors to Be Added to the Board
Intends to Engage Third-Party Consultant in Connection with Cost Reduction Planning
CHICAGO, IL - July 30, 2018 - InnerWorkings, Inc. (NASDAQ: INWK), the leading global marketing execution firm, today announced that it has entered into an agreement with Engine Capital, L.P. (“Engine Capital”). As part of the agreement, the Company confirmed the addition of two new independent directors, Lindsay Corby and Adam Gutstein, to the Board of Directors (the “Board”). Also, the Company has agreed to engage a nationally recognized third-party consultant to review the Company’s entire cost structure in connection with the Company’s internal cost reduction planning.

“The agreement with Engine Capital reaffirms the Company’s commitment to excellence in its operations and corporate governance practices,” said the Company’s Lead Independent Director and next Chairman of the Board, Jack Greenberg. “In working to generate cost savings and also make a number of enhancements to our Board of Directors, the Board considered the interests of all of our stockholders.”

Arnaud Ajdler, Managing Member of Engine Capital, said, “Our conversations with the Board of Directors and management have to date been very productive. We applaud the Board for invigorating its composition with the addition of Lindsay Corby and Adam Gutstein. The particular skills and experience that these new directors bring to the table will help InnerWorkings to accomplish rigorous cost-cutting goals, among other operational objectives. We also welcome the return of an independent director in the Chairman role. With these changes, including the future engagement of a nationally-recognized consultant to assist in the cost-cutting initiative, we believe the Company’s leadership is taking all the right steps to enhance stockholder value.”

Engine Capital has withdrawn a notice of intention to nominate three candidates for election at the 2018 Annual Meeting of Stockholders, and has agreed to vote its shares in favor of all of the Company’s director nominees at the Annual Meeting. Additionally, Engine Capital has agreed to other customary standstill and related provisions.

The complete agreement between the Company and Engine Capital will be included as an exhibit to the Company’s Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (“SEC”). Additional details regarding the 2018 Annual Meeting of Stockholders will be included in the Company’s amended definitive proxy materials, which will also be filed with the SEC.

Sidley Austin LLP is serving as legal advisor to InnerWorkings. Olshan Frome Wolosky LLP is serving as legal advisor to Engine Capital.

About InnerWorkings

InnerWorkings, Inc. (NASDAQ: INWK) is the leading global marketing execution firm serving Fortune 1000 brands across a wide range of industries. As a comprehensive outsourced enterprise solution, the Company leverages proprietary technology, an extensive supplier network and deep domain expertise to streamline the production of branded materials and retail experiences across geographies and formats. InnerWorkings is headquartered in Chicago, IL and employs 2,100 individuals to support global clients in the execution of multi-faceted brand campaigns in every major market around the world. InnerWorkings serves many industries, including: retail, financial services, hospitality, consumer packaged goods, nonprofit, healthcare, food & beverage, broadcasting & cable, automotive, and transportation. For more information visit: www.inwk.com.

About Engine Capital

Engine Capital is a value-oriented special situations fund that invests both actively and passively in companies undergoing changes.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our most recently filed Form 10-K/A.

Additional Information and Where to Find It

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at Company’s upcoming 2018 Annual Meeting of Stockholders (“Annual Meeting”). The Company intends to file with the SEC an amended and restated proxy statement (the “Amended Proxy Statement”) and proxy card in connection with its solicitation of proxies from the Company’s stockholders for the Annual Meeting. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE AMENDED PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS OR AMENDMENTS THERETO), THE ACCOMPANYING PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Amended Proxy Statement. To the extent holdings of such participants in the Company’s securities may change after the filing of the Amended Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC and available on the ‘investor relations’ section of the Company’s website at http://investor.inwk.com. Additional details concerning the Board’s nominees for the Annual Meeting will be set forth in the Amended Proxy Statement and other materials to be filed with the SEC in connection with the Annual Meeting. Stockholders will be able to obtain a copy of the Amended Proxy Statement, any supplements or amendments thereto and other documents filed by the Company with the SEC for no charge at the SEC’s website at http://www.sec.gov. Copies can also be obtained at no charge on the ‘investor relations’ section of the Company’s website at http://investor.inwk.com, by writing to the Company at Investor Relations, InnerWorkings, Inc., 600 West Chicago Avenue, Chicago, IL 60654, or by calling Bridget Freas, Vice President, Finance and Investor Relations, at (312) 589-5613.

CONTACT:
InnerWorkings, Inc.
Bridget Freas
312.589.5613
bfreas@inwk.com